March 2022

Preliminary Terms No. 4,245

Registration Statement Nos. 333-250103; 333-250103-01

Dated March 1, 2022

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Fully and Unconditionally Guaranteed by Morgan Stanley

▪   Linked to the lowest performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund (each referred to as an “underlying” or a “Fund”)

▪   The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not guarantee the payment of interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for auto-callable securities, index supplement and prospectus, as supplemented or modified by this document.

▪   Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of the maturity date or automatic call if, and only if, the closing price of the lowest performing underlying on the determination date for that quarter is greater than or equal to its coupon threshold level. However, if the closing price of the lowest performing underlying on a determination date is less than its coupon threshold price, you will not receive any contingent coupon for the relevant quarter. If the closing price of the lowest performing underlying is less than its coupon threshold price on every determination date, you will not receive any contingent coupons throughout the entire term of the securities. The coupon threshold price for each underlying is equal to 70% of its starting price. The contingent coupon rate will be determined on the pricing date and will be at least 13.25% per annum.

▪   Automatic Call. Beginning after six months, the securities will be automatically called if the closing price of each underlying on any of the determination dates (other than the final determination date) is greater than or equal to its respective starting price for a cash payment equal to the face amount plus a final contingent coupon payment. No further payments will be made on the securities once they have been called.

▪   Potential Loss of Principal. If the securities are not automatically called, you will receive the face amount at maturity if, and only if, the closing price of each underlying on the final determination date is greater than or equal to its respective downside threshold price. If the closing price of any underlying on the final determination date is less than its respective downside threshold price, investors will be fully exposed to the decline in the lowest performing underlying on a 1-to-1 basis, and will receive a maturity payment amount that is less than 70% of the face amount of the securities and could be zero.

▪   Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent coupon payments throughout the entire term of the securities.

▪   Because all payments on the securities are based on the lowest performing underlying, a decline beyond the respective coupon threshold price or respective downside threshold price of any underlying will result in no contingent coupon payments or a significant loss of your investment, as applicable, even if the other underlyings have appreciated or have not declined as much.

▪   The securities are for investors who are willing to risk their principal based on the lowest performing of four underlyings and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no contingent coupon payments over the entire term of the securities.

▪   Investors will not participate in any appreciation of any underlying.

▪   The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

▪   All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

▪   These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings.

The current estimated value of the securities is approximately $959.00 per security, or within $45.00 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for auto-callable securities, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$21.25	$978.75
Total	$	$	$
(1)	Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $21.25 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $15.00 per security, and WFA will receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)	In respect of certain securities sold in this offering, we may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)	See “Use of proceeds and hedging” on page 35.

Product Supplement for Auto-Callable Securities dated November 16, 2020           Index Supplement dated November 16, 2020
Prospectus dated November 16, 2020

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	March 27, 2025*, subject to postponement if the final determination date is postponed
Underlyings:	Financial Select Sector SPDR® Fund (the “XLF Shares”), Energy Select Sector SPDR® Fund (the “XLE Shares”), Technology Select Sector SPDR® Fund (the “XLK Shares”) and the Consumer Staples Select Sector SPDR® Fund (the “XLP Shares”)
Aggregate face amount:	$
Contingent coupon payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing price of the lowest performing underlying on the related determination date is greater than or equal to its coupon threshold price. Each “contingent coupon payment”, if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing price of the lowest performing underlying on any determination date is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing price of the lowest performing underlying is less than its coupon threshold price on all quarterly determination dates, you will not receive any contingent coupon payments over the term of the securities.

Contingent coupon payment dates:	Three business days after the applicable determination date (as each such determination date may be postponed pursuant to “—Postponement of the determination dates” below, if applicable); provided that the contingent coupon payment date with respect to the final determination date will be the stated maturity date. If a determination date is postponed with respect to one or more underlyings, the related contingent coupon payment date will be three business days after the last determination date as postponed.
Contingent coupon rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 13.25% per annum.
Automatic call:

The securities are not subject to automatic call until approximately six months after the original issue date. Following this 6-month non-call period, if, on any determination date (other than the final determination date), beginning in September 2022, the closing price of each underlying is greater than or equal to its respective starting price, the securities will be automatically called for a cash payment per security equal to the face amount plus a final contingent coupon payment on the related call settlement date.

The securities will not be automatically called on any call settlement date if the closing price of any underlying is below its respective starting price on the related determination date.

Any positive return on the securities will be limited to the contingent coupon payments, if any, even if the closing price of any underlying on the applicable determination date significantly exceeds its starting price. You will not participate in any appreciation of any underlying.

Determination dates:	Quarterly, on the 24th of each March, June, September and December, commencing in June 2022 and ending on the final determination date, subject to postponement for non-trading days and certain market disruption events. We also refer to the March 2025 determination date as the final determination date.
Call settlement date:	Three business days after the applicable determination date (as each such determination date may be postponed pursuant to “—Postponement of the determination dates” below, if applicable). If a determination date is postponed with respect to one or more underlyings, the related call settlement date will be three business days after the last determination date as postponed.
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security equal to the maturity payment amount (in addition to the final contingent coupon payment, if payable). The “maturity payment amount” per security will equal:

•     if the closing price of each underlying on the final determination date is greater than

March 2022	Page 2

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

or equal to its respective downside threshold price:

$1,000; or

•     if the closing price of any underlying on the final determination date is less than its respective downside threshold price:

$1,000 × performance factor of the lowest performing underlying on the final determination date

Under these circumstances, you will lose more than 30%, and possibly all, of your investment.

Lowest performing underlying:	On any determination date, the underlying with the lowest performance factor on that determination date
Performance factor:	With respect to each underlying, on any determination date, the closing price on such determination date divided by the starting price
Closing price:	The “closing price” for one share of each Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the product of (i) the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Fund (or any such other security) is listed or admitted to trading, and (ii) the adjustment factor applicable to such Fund on such trading day.
Starting price:

With respect to the Financial Select Sector SPDR® Fund: $        , its closing price on the pricing date.

With respect to the Energy Select Sector SPDR® Fund: $        , its closing price on the pricing date.

With respect to the Technology Select Sector SPDR® Fund: $      , its closing price on the pricing date.

With respect to the Consumer Staples Select Sector SPDR® Fund: $        , its closing price on the pricing date.

Ending price:	With respect to each Fund, the respective closing price on the final determination date.
Coupon threshold price:

With respect to the Financial Select Sector SPDR® Fund: $       , which is equal to 70% of its starting price.

With respect to the Energy Select Sector SPDR® Fund: $         , which is equal to 70% of its starting price.

With respect to the Technology Select Sector SPDR® Fund: $      , which is equal to 70% of its starting price.

With respect to the Consumer Staples Select Sector SPDR® Fund: $      , which is equal to 70% of its starting price.

Downside threshold price:

With respect to the Financial Select Sector SPDR® Fund: $       , which is equal to 70% of its starting price.

With respect to the Energy Select Sector SPDR® Fund: $      , which is equal to 70% of its starting price.

With respect to the Technology Select Sector SPDR® Fund: $      , which is equal to 70% of its starting price.

With respect to the Consumer Staples Select Sector SPDR® Fund: $       , which is equal to 70% of its starting price

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	March 31, 2022*
Original issue date:	April 5, 2022* (3 business days after the pricing date)
Adjustment factor:	The “adjustment factor” means, with respect to each Fund, 1.0, subject to adjustment in the event of certain events affecting such Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.
CUSIP / ISIN:	61773QHU6 / US61773QHU67
Listing:	The securities will not be listed on any securities exchange.
Agents:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Supplemental information regarding plan of distribution; conflicts of interest.”
*To the extent we make any change to the pricing date or original issue date, the determination dates and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.
March 2022	Page 3

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $959.00, or within $45.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent coupon rate, the coupon threshold prices and the downside threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

March 2022	Page 4

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025 (the “securities”) may be appropriate for investors who:

▪	Seek an investment with contingent coupon payments at a rate of at least 13.25% per annum (to be determined on the pricing date) until the earlier of the maturity date or automatic call, if, and only if, the closing price of each underlying on the applicable quarterly determination date is greater than or equal to 70% of its starting price;

▪	Understand that if the closing price of any underlying on the final determination date has declined by more than 30% from its starting price, they will be fully exposed to the decline in the lowest performing underlying from its starting price and will lose more than 30%, and possibly all, of the face amount of their securities at maturity;

▪	Are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

▪	Understand that the securities may be automatically called prior to the maturity date and that the term of the securities may be as short as approximately six months;

▪	Understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each determination date and that they will not benefit in any way from the performance of the better performing underlyings;

▪	Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

▪	Understand and are willing to accept the full downside risks of each underlying;

▪	Are willing to forgo participation in any appreciation of any underlying, fixed interest payments on the securities and dividends on the underlyings; and

▪	Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

▪	Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	Require full payment of the face amount of the securities at maturity;

▪	Seek a security with a fixed term;

▪	Are unwilling to accept the risk that the closing price of any underlying on the final determination date may decline by more than 30% from its respective starting price to its closing price on the final determination date, in which case they will lose a significant portion or all of their investment;

▪	Seek current income;

▪	Are unwilling to accept the risk of exposure to each of the underlyings;

▪	Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

▪	Seek exposure to the upside performance of any or each underlying;

▪	Are unwilling to accept our credit risk; or

▪	Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “Financial Select Sector SPDR® Fund Overview,” “Energy Select Sector SPDR® Fund Overview” “Technology Select Sector SPDR® Fund Overview” and “Consumer Staples Select Sector SPDR® Fund Overview” below.

March 2022	Page 5

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Determining Payment on a Contingent Coupon Payment Date and on the Maturity Date

If the securities have not been previously automatically called, on each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing price of the lowest performing underlying on the related quarterly determination date.

Step 1: Determine which underlying is the lowest performing underlying on the relevant determination. The lowest performing underlying on any determination date is the underlying with the lowest performance factor on that determination date. The performance factor of an underlying on a determination date is its closing price on that determination date as a percentage of its starting price (i.e., its closing price on that determination date divided by its starting price).

Step 2: Determine whether a contingent coupon payment is paid on the applicable contingent coupon payment date based on the closing price of the lowest performing underlying on the relevant determination date, as follows:

March 2022	Page 6

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

On the maturity date, if the securities have not been automatically called prior to the maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which underlying is the lowest performing underlying on the final determination date. The lowest performing underlying on the final determination date is the underlying with the lowest performance factor on the final determination date. The performance factor of an underlying on the final determination date is its closing price as a percentage of its starting price (i.e., its closing price on the final determination date divided by its starting price).

Step 2: Calculate the maturity payment amount based on the closing price of the lowest performing underlying on the final determination date, as follows:

March 2022	Page 7

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following hypothetical examples illustrate how to determine whether a contingent coupon payment is paid with respect to a determination date and how to calculate the payment at maturity, if any, if the securities have not been automatically called. The following examples are for illustrative purposes only. Whether you receive a contingent coupon payment will be determined by reference to the closing price of each underlying on each determination date, and the amount you will receive at maturity, if any, will be determined by reference to the closing price of each underlying on the final determination date. The actual starting price, coupon threshold price and downside threshold price for each underlying and the actual contingent coupon rate will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms*:

Hypothetical contingent coupon payment:	On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing price of the lowest performing underlying on the related determination date is greater than or equal to its coupon threshold price. If payable, the contingent coupon payment will be an amount in cash per face amount corresponding to a return of 13.25% per annum for each interest payment period for each applicable determination date. These hypothetical examples reflect a historical contingent quarterly coupon rate of 13.25% (corresponding to $33.125 per quarter per security**) based on the bottom of the range specified.

Hypothetical starting price:	With respect to the XLF Shares: $100
With respect to the XLE Shares: $100
With respect to the XLK Shares: $100
With respect to the XLP Shares: $100

Hypothetical coupon threshold price:	With respect to the XLF Shares: $70, which is 70% of its hypothetical starting price
With respect to the XLE Shares: $70, which is 70% of its hypothetical starting price
With respect to the XLK Shares: $70, which is 70% of its hypothetical starting price
With respect to the XLP Shares: $70, which is 70% of its hypothetical starting price

Hypothetical downside threshold price:	With respect to the XLF Shares: $70, which is 70% of its hypothetical starting price
With respect to the XLE Shares: $70, which is 70% of its hypothetical starting price
With respect to the XLK Shares: $70, which is 70% of its hypothetical starting price
With respect to the XLP Shares: $70, which is 70% of its hypothetical starting price

* The hypothetical starting price of $100 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying. The actual starting prices, coupon threshold prices and downside threshold prices will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing prices of the underlyings, see the historical information set forth herein.

**The actual contingent coupon payment will be an amount determined by the calculation agent based on the actual contingent coupon rate. The hypothetical contingent quarterly coupon of $33.125 is used in these examples for ease of analysis.

March 2022	Page 8

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

How to determine whether a contingent coupon payment is payable with respect to a determination date:

Date	XLF Shares Closing Price	XLE Shares Closing Price	XLK Shares Closing Price	XLP Shares Closing Price	Contingent Coupon Payment (per Security)
Hypothetical Determination Date 1	$90 (at or above the coupon threshold price)	$125 (at or above the coupon threshold price)	$130 (at or above the coupon threshold price)	$135 (at or above the coupon threshold price)	$33.125
Hypothetical Determination Date 2	$60 (below the coupon threshold price)	$90 (at or above the coupon threshold price)	$95 (at or above the coupon threshold price)	$120 (at or above the coupon threshold price)	$0
Hypothetical Determination Date 3	$90 (at or above the coupon threshold price)	$50 (below the coupon threshold price)	$65 (below the coupon threshold price)	$110 (at or above the coupon threshold price)	$0
Hypothetical Determination Date 4	$60 (below the coupon threshold price)	$55 (below the coupon threshold price)	$60 (below the coupon threshold price)	$65 (below the coupon threshold price)	$0

On hypothetical determination date 1, the closing price of each underlying is at or above the respective coupon threshold price. Therefore, a contingent coupon payment of $33.125 is paid on the relevant contingent coupon payment date.

On each of hypothetical determination dates 2 and 3, at least one underlying closes at or above its respective coupon threshold price, but one or more of the other underlyings close below their respective coupon threshold prices. Therefore, no contingent coupon payment is paid on the relevant contingent coupon payment date.

On hypothetical determination date 4, each underlying closes below its respective coupon threshold price, and, accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

If the closing price of any underlying is less than its respective coupon threshold price on each determination date, you will not receive any contingent coupon payments for the entire term of the securities.

How to calculate the payment investors will receive at maturity (if the securities have not been automatically redeemed):

Starting after six months, if the closing price of each underlying is greater than or equal to its starting price on any determination date, the securities will be automatically called for a cash payment per security equal to the face amount plus a final contingent coupon payment.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity

	XLF Shares Closing Price on Final Determination Date	XLE Shares Closing Price on Final Determination Date	XLK Shares Closing Price on Final Determination Date	XLP Shares Closing Price on Final Determination Date	Maturity Payment Amount (per Security)
Example 1:	$150 (at or above its downside threshold price and coupon threshold price)	$130 (at or above its downside threshold price and coupon threshold price)	$140 (at or above its downside threshold price and coupon threshold price)	$142 (at or above its downside threshold price and coupon threshold price)	$1,033.125 (the face amount plus the final contingent coupon payment)
Example 2:	$125 (at or above its downside threshold price)	$115 (at or above its downside threshold price)	$40 (below its downside threshold price)	$120 (at or above its downside threshold price)	$1,000 × ($40 /$100) = $400
Example 3:	$20 (below its downside threshold price)	$80 (at or above its downside threshold price)	$80 (at or above its downside threshold price)	$120 (at or above its downside threshold price)	$1,000 × ($20 / $100) = $200
Example 4:	$45 (below its downside threshold price)	$60 (below its downside threshold price)	$50 (below its downside threshold price)	$20 (below its downside threshold price)	$1,000 × ($20 / $100) = $200
March 2022	Page 9

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

In example 1, the closing price of each underlying on the final determination date is at or above its respective downside threshold price and coupon threshold price. Therefore, investors receive at maturity a cash payment per security equal to the face amount of the securities, in addition to the final contingent coupon payment. Investors do not participate in any appreciation in any underlying.

In example 2, the closing prices of three of the underlyings on the final determination date are at or above their downside threshold prices, but the closing price of the other underlying on the final determination date is below its respective downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. The XLF Shares have increased 25% from their starting price to their closing price on the final determination date, the XLE Shares have increased 15% from their starting price to their closing price on the final determination date, the XLK Shares have declined 60% from their starting price to their closing price on the final determination date and the XLP Shares have increased 20% from their starting price to their closing price on the final determination date. Therefore, investors receive at maturity an amount equal to the face amount times the performance factor of the XLK Shares, which represent the lowest performing underlying in this example.

In example 3, the closing prices of three of the underlyings on the final determination date are at or above their downside threshold prices and the closing price of the other underlying on the final determination date is below its respective downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. The XLF Shares have declined 80% from their starting price to their closing price on the final determination date, the XLE Shares have declined 20% from their starting price to their closing price on the final determination date, the XLK Shares have declined 20% from their starting price to their closing price on the final determination date and the XLP Shares have increased 20% from their starting price to their closing price on the final determination date. Therefore, investors receive at maturity an amount equal to the face amount times the performance factor of the XLF Shares, which represent the lowest performing underlying in this example.

In example 4, the closing price of each underlying on the final determination date is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. The XLF Shares have declined 55% from their starting price to their closing price on the final determination date, the XLE Shares have declined 40% from their starting price to their closing price on the final determination date, the XLK Shares have declined 50% from their starting price to their closing price on the final determination date and the XLP Shares have declined 80% from their starting price to their closing price on the final determination date. Therefore, investors receive at maturity an amount equal to the face amount times the performance factor of the XLP Shares, which represent the lowest performing underlying in this example.

If the closing price of any underlying on the final determination date is below its respective downside threshold price, you will be exposed to the downside performance of the lowest performing underlying at maturity, and your maturity payment amount will be less than 70% of the face amount per security and could be zero.

March 2022	Page 10

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for auto-callable securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

▪	The securities do not guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the closing price of any underlying on the final determination date is less than its respective downside threshold price of 70% of its starting price, you will be exposed to the decline in the value of the lowest performing underlying, as compared to its starting price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. In this case, you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

▪	The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent coupon payment but only if the closing price of each underlying is at or above its respective coupon threshold price on the related determination date. If the closing price of any underlying is lower than its coupon threshold price on the relevant determination date for any interest period, we will pay no contingent coupon payment on the applicable contingent coupon payment date. It is possible that the closing price of any underlying will be less than its respective coupon threshold price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments. If you do not earn sufficient contingent coupon payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	The contingent coupon payment, if any, is based on the value of each underlying on only the related quarterly determination date at the end of the related interest period. Whether the contingent coupon payment will be paid on any contingent coupon payment date will be determined at the end of the relevant interest period based on the closing price of each underlying on the relevant quarterly determination date. As a result, you will not know whether you will receive the contingent coupon payments on any contingent coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon payment is based solely on the value of each underlying on the quarterly determination dates, if the closing price of any underlying on any determination date date is below the coupon threshold price for such underlying, you will not receive the contingent coupon payment for the related interest period, even if the price of such underlying was at or above its respective coupon threshold price on other days during that interest period, and even if the closing prices(s) of one or all of the other underlyings are at or above their respective coupon threshold price(s).

▪	Investors will not participate in any appreciation in any underlying. Investors will not participate in any appreciation in any underlying from the starting price for such underlying, and the return on the securities will be limited to the contingent coupon payments, if any, that are paid with respect to each determination date on which the closing price of each underlying is greater than or equal to its respective coupon threshold price, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective starting price, coupon threshold price and downside threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlyings,

March 2022	Page 11

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

o	whether the closing price of any underlying has been below its respective coupon threshold price on any determination date,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or securities markets generally and which may affect the price of each underlying,

o	dividend rates on the underlyings or stocks composing the underlyings,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlyings that may or may not require an adjustment to an adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying has closed near or below its coupon threshold price, and especially if any underlying has closed near or below its downside threshold price, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the face amount of your securities.

You cannot predict the future performance of any underlying based on its historical performance. The price of any underlying may decrease and be below the respective coupon threshold price for such underlying on each determination date so that you will receive no return on your investment, and any or all of the underlyings may close below the respective downside threshold price(s) on the final determination date so that you will lose more than 30% or all of your initial investment in the securities. There can be no assurance that the closing price of each underlying will be at or above the respective coupon threshold price on any determination date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold price on the final determination date so that you do not suffer a significant loss on your initial investment in the securities. See “Financial Select Sector SPDR® Fund Overview,” “Energy Select Sector SPDR® Fund Overview” “Technology Select Sector SPDR® Fund Overview” and “Consumer Staples Select Sector SPDR® Fund Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call, on any contingent coupon payment date or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

March 2022	Page 12

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

▪	Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlyings, the share underlying indices or stocks that constitute the share underlying indices. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first six months of the term of the securities.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough

March 2022	Page 13

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the coupon threshold prices and the downside threshold prices and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of a closing price in the event of a market disruption event or certain adjustments to an adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” and “—Calculation Agent and Calculations” in the accompanying product supplement for auto-callable securities and “Additional Terms of the Securities” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the share underlying indices), including trading in the underlyings and in other instruments related to the underlyings or share underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlyings or the stocks that constitute the share underlying indices and other financial instruments related to the share underlying indices and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying, and, therefore, could increase (i) the price at or above which such underlying must close on the determination dates so that the securities are called for a cash payment equal to the face amount plus a final contingent coupon payment (depending also on the performance of the other underlyings), (ii) the price at or above which such underlying must close on each determination date in order for you to earn a contingent coupon payment (depending also on the performance of the other underlyings) and (iii) the price at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the lowest performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the determination dates, and, accordingly, whether we call the securities prior to maturity, whether we pay a contingent coupon payment on the securities and the amount of cash you will receive at maturity, if any.

▪	The maturity date may be postponed if the final determination date is postponed. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than two business days prior to the maturity date, the maturity date of the securities will be postponed to the second business day following that final determination date as postponed.

▪	Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

March 2022	Page 14

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

▪	You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent coupon payments, each underlying must close at or above its respective coupon threshold price on the applicable determination date. In addition, if the securities have not been called and any underlying has declined to below its respective downside threshold price as of the final determination date, you will be fully exposed to the decline in the lowest performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 70% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

March 2022	Page 15

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

▪	Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risks of receiving no contingent coupon payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent coupon payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With four underlyings, it is more likely that any underlying will close below its coupon threshold price on any determination date, and below its downside threshold price on the final determination date, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent coupon payments and that you will suffer a significant loss on your investment. In addition, because each underlying must close above its starting price on a quarterly determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any call settlement date than if the securities were linked to just one underlying.

▪	Investing in the securities exposes investors to risks associated with investments with a concentration in the financial services sector. The stocks included in the Financial Select Sector Index and that are generally tracked by the XLF Shares are stocks of companies whose primary business is directly associated with the financial services sector, including the following sub-sectors: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), consumer finance, thrifts & mortgage finance, and real estate management & development. Because the value of the securities is linked to the performance of the XLF Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the financial services sector.

Financial services companies are subject to specific and substantial risks, including, without limitation, significant competition and extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the businesses they can enter and the interest rates and fees they can charge. The ability of companies in the financial services sector to generate profits is largely dependent on the availability and cost of capital funds, which may fluctuate significantly when interest rates or company credit ratings change. The stock prices of financial institutions, especially those engaged in investment banking, brokerage and banking businesses, have historically been unpredictable, with significant stock price fluctuations in response to reported trading losses in proprietary trading businesses, actual or perceived problems related to risk management systems, the amount of total leverage, liquidity of assets or capital resources, the strength of the mergers and acquisitions and capital markets businesses and general economic conditions, among other factors. Insurance companies, which are the issuers of some of the equity securities held by the Financial Select Sector SPDR® Fund, have been and may continue to be subject to severe price competition. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector or one of the sub-sectors of the financial services sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	Investing in the securities exposes investors to risks associated with investments with a concentration in the energy sector. The stocks included in the Energy Select Sector Index and that are generally tracked by the XLE Shares are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the securities is linked to the performance of the XLE Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating

March 2022	Page 16

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	Investing in the securities exposes investors to risks associated with investments with a concentration in the technology sector. The stocks included in the Technology Select Sector Index and that are generally tracked by the Technology Select Sector SPDR® Fund are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the XLK Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

▪	Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the consumers staples sector. The stocks included in the Consumer Staples Select Sector Index and that are generally tracked by the XLP Shares are stocks of companies whose primary business is associated with the consumer staples sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less-volatile industry. Consumer staples companies are subject to government regulation affecting their products, which may negatively impact their performance. For instance, government regulations may affect the permissibility of using various food additives and production methods, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation or regulatory developments. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.

▪	The performance and market price of the underlyings, particularly during periods of market volatility, may not correlate with the performance of the share underlying indices, the performance of the component securities of the share underlying indices or the net asset value per share of the underlyings. The underlyings do not fully replicate the share underlying indices and may hold securities that are different than those included in the share underlying indices. In addition, the performance of the underlyings will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of the underlyings and the share underlying indices. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities constituting the underlyings may impact the variance between the performances of underlyings and the share underlying indices. Finally, because the shares of the underlyings are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the underlyings may differ from the net asset value per share of the underlyings. In particular, during periods of market volatility, or unusual trading activity, trading in the securities constituting the underlyings may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the underlying may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the underlying, and their ability to create and redeem shares of the underlyings may be disrupted. Under these circumstances, the market price of shares of the underlyings may vary substantially from the net asset value per share of the underlyings or the level of the share underlying indices.

▪	Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to each of the underlying shares (SSGA Funds Management, Inc.) seeks investment results that correspond generally to the price and yield performance, before fees

March 2022	Page 17

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Historical prices of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the price of the underlyings at any time, including on the final determination date, because historical prices of the underlyings do not provide an indication of future performance of the underlyings.

▪	The anti-dilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected

March 2022	Page 18

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Financial Select Sector SPDR® Fund Overview

The Financial Select Sector SPDR® Fund is an exchange-traded fund managed by Select Sector SPDR Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Financial Select Sector SPDR® Fund. The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index. It is possible that this fund may not fully replicate the performance of the Financial Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Financial Select Sector SPDR Fund is accurate or complete.

The following graph sets forth the daily closing prices of the XLF Shares for the period from January 1, 2017 through February 25, 2022. The closing price of the XLF Shares on February 25, 2022 was $39.10. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLF Shares have at times experienced periods of high volatility. You should not take the historical levels of the XLF Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLF Shares at any time, including on the determination dates.

Shares of the Financial Select Sector SPDR® Fund – Daily Closing Prices January 1, 2017 to February 25, 2022

This document relates only to the securities offered hereby and does not relate to the XLF Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLF Shares (and therefore the price of the XLF Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLF Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates

March 2022	Page 19

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLF Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLF Shares.

The securities are not sponsored, endorsed, sold, or promoted by the Trust. The Trust makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or the Trust. S&P, S&P Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, S&P Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Financial Select Sector Index. The Financial Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the financial sector of the S&P 500® Index. The Financial Select Sector Index includes companies in the following industries: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), thrift & mortgage finance, consumer finance and real estate management & development. See “The Financial Select Sector Index” in the accompanying index supplement.

March 2022	Page 20

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, a registered investment company. The Trust consists of numerous separate investment portfolios, including the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. It is possible that this fund may not fully replicate the performance of the Energy Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Energy Select Sector SPDR® Fund is accurate or complete.

The following graph sets forth the daily closing prices of the XLE Shares for the period from January 1, 2017 through February 25, 2022. The closing price of the XLE Shares on February 25, 2022 was $68.88. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLE Shares have at times experienced periods of high volatility. You should not take the historical levels of the XLE Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLE Shares at any time, including on the determination dates.

Shares of the Energy Select Sector SPDR® Fund – Daily Closing Prices January 1, 2017 to February 25, 2022

This document relates only to the securities offered hereby and does not relate to the XLE Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLE Shares (and therefore the price of the XLE Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates

March 2022	Page 21

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLE Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLE Shares.

The securities are not sponsored, endorsed, sold, or promoted by the Trust. The Trust makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or the Trust. S&P, S&P Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, S&P Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Energy Select Sector Index. The Energy Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the energy sector of the S&P 500® Index. The Energy Select Sector Index includes companies in the following industries: (i) oil, gas and consumable fuels and (ii) energy equipment and services. See “Energy Select Sector Index” in the accompanying index supplement.

March 2022	Page 22

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Technology Select Sector SPDR® Fund Overview

The Technology Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, a registered investment company. The Trust consists of numerous separate investment portfolios, including the Technology Select Sector SPDR® Fund. The Technology Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. It is possible that this fund may not fully replicate the performance of the Technology Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Technology Select Sector SPDR® Fund is accurate or complete.

The following graph sets forth the daily closing prices of the XLK Shares for the period from January 1, 2017 through February 25, 2022. The closing price of the XLK Shares on February 25, 2022 was $154.35. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLK Shares have at times experienced periods of high volatility. You should not take the historical levels of the XLK Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLK Shares at any time, including on the determination dates.

Shares of the Technology Select Sector SPDR® Fund – Daily Closing Prices January 1, 2017 to February 25, 2022

This document relates only to the securities offered hereby and does not relate to the XLK Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLK Shares (and therefore the price of the XLK Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLK Shares.

March 2022	Page 23

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLK Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLK Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or the Trust. S&P, S&P Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, S&P Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Technology Select Sector Index. The Technology Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of certain public companies that are components of the S&P 500® Index. The Technology Select Sector Index includes component stocks in the following industries: computers and peripherals; software; diversified telecommunication services; communications equipment; semiconductor and semiconductor equipment; internet software and services; IT services; wireless telecommunication services; electronic equipment and instruments; and office electronics. See “The Technology Select Sector Index” in the accompanying index supplement.

March 2022	Page 24

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Consumer Staples Select Sector SPDR® Fund Overview

The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund managed by Select Sector SPDR® Trust (the “Trust”), a registered investment company which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Consumer Staples Select Sector Index. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Consumer Staples Select Sector SPDR® Fund is accurate or complete.

The following graph sets forth the daily closing prices of the XLP Shares for the period from January 1, 2017 through February 25, 2022. The closing price of the XLP Shares on February 25, 2022 was $75.91. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLP Shares have at times experienced periods of high volatility. You should not take the historical levels of the XLP Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLP Shares at any time, including on the determination dates.

Shares of the Consumer Staples Select Sector SPDR® Fund – Daily Closing Prices January 1, 2017 to February 25, 2022

This document relates only to the securities offered hereby and does not relate to the XLP Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLP Shares (and therefore the price of the XLP Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLP Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLP Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent

March 2022	Page 25

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLP Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of S&P Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P, S&P Global Inc. or the Trust. S&P, S&P Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, S&P Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Consumer Staples Select Sector Index. The Consumer Staples Select Sector Index, which is one of the eleven Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer staples sector of the S&P 500® Index. As of July 30, 2020, the Consumer Staples Select Sector Index included 33 component stocks in industries such as food & staples retailing; food products; beverages; tobacco; household products; and personal products.

March 2022	Page 26

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Additional Terms of the Securities

Additional Terms

Please read this information in conjunction with the summary terms on the front cover of this document.

If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.

Certain definitions

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.  The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

Market disruption events

A “market disruption event” with respect to a fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and

March 2022	Page 27

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final determination date for such Fund.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities.  In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities.  All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result.  In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

March 2022	Page 28

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Fund or the method of determining the maturity payment amount, whether a contingent coupon payment will be made or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and us, any subsequent closing price for such Fund will be determined by reference to the closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which an underlying index sponsor discontinues publication of the relevant underlying index), then the calculation agent will calculate the closing price for such Fund in accordance with the formula last used to calculate such closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the closing price as a substitute for a Fund, such successor fund or closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the closing price of such Fund and the maturity payment amount and determine whether a contingent coupon payment will be made with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

March 2022	Page 29

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Postponement of the determination dates

If a market disruption event occurs or is continuing with respect to a Fund on any determination date, then such determination date for such Fund will be postponed to the first succeeding trading day for such Fund on which a market disruption event for such Fund has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Fund after the originally scheduled determination date, that eighth trading day shall be deemed to be the determination date for such Fund. If a determination date has been postponed eight trading days for a Fund after the originally scheduled determination date and a market disruption event occurs or is continuing with respect to such Fund on such eighth trading day, the calculation agent will determine the closing price of such Fund on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such eighth trading day. Notwithstanding the postponement of a determination date for a Fund due to a market disruption event with respect to such Fund on such determination date, the originally scheduled determination date will remain the determination date for any Fund not affected by a market disruption event on such day.

Postponement of maturity date

If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date as postponed falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that final determination date as postponed.

Share underlying indices

With respect to the XLF Shares, the S&P® Financial Select Sector Index

With respect to the XLE Shares, the S&P® Energy Select Sector Index

With respect to the XLK Shares, the S&P® Technology Select Sector Index

With respect to the XLP Shares, the Consumer Staples Select Sector Index

Share underlying index publishers

With respect to the XLF Shares, S&P Dow Jones Indices LLC, or any successor thereof.

With respect to the XLE Shares, S&P Dow Jones Indices LLC, or any successor thereof.

With respect to the XLK Shares, S&P Dow Jones Indices LLC, or any successor thereof.

With respect to the XLP Shares, S&P Dow Jones Indices LLC, or any successor thereof

Interest

None

Denominations

$1,000 per security and integral multiples thereof

Trustee

The Bank of New York Mellon

Calculation agent

MS & Co.

Issuer notice to registered security holders, the trustee and the depositary

In the event that the call settlement date or the maturity date is postponed due to postponement of the relevant determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the call settlement date or the maturity date, as applicable, has been rescheduled (i) to the holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to the holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to the holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later

March 2022	Page 30

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

than (i) with respect to notice of postponement of the call settlement date or the maturity date, as applicable, the business day immediately preceding the scheduled call settlement date or maturity date, as applicable, and (ii) with respect to notice of the date to which the call settlement date or the maturity date, as applicable, has been rescheduled, the business day immediately following the relevant determination date as postponed.

In the event that the securities are subject to automatic call, the issuer shall, (i) on the business day following the applicable determination date, give notice of the automatic call of the securities, including specifying the payment date of the applicable amount due upon the automatic call, (x) to each holder of the securities by mailing notice of such automatic call by first class mail, postage prepaid, to such holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the call settlement date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to the holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as a contingent coupon payment, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each contingent coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent coupon payment to the trustee for delivery to the depositary, as holder of the securities, on the applicable contingent coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each face amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

Underlying

The accompanying product supplement refers to an underlying as the “underlying asset.”

Face amount

The accompanying product supplement refers to the face amount as the “stated principal amount.”

Maturity payment amount

The accompanying product supplement refers to the maturity payment amount as the “payment at maturity.”

Starting price

The accompanying product supplement refers to the starting price as the “initial share price.”

Ending price

The accompanying product supplement refers to the ending price as the “final share price.”

Call settlement dates

The accompanying product supplement refers to the call settlement dates as the “early redemption dates.”

Downside threshold price

The accompanying product supplement refers to the downside threshold price as the “trigger level.”

March 2022	Page 31

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•	purchase the securities in the original offering; and

•	hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	certain dealers and traders in securities or commodities;

•	investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts; or

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that

March 2022	Page 32

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect

March 2022	Page 33

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

March 2022	Page 34

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities, by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlyings, futures and options contracts on the underlyings and any component stocks of the share underlying indices listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could increase the price of an underlying on the pricing date, and therefore increase (i) the price at or above which such underlying must close on the determination dates so that the securities are called for the call payment (depending also on the performance of the other underlyings) and (ii) the threshold price for such underlying, which is the price at or above which such underlying must close on the final determination date so that you do not suffer a loss on your initial investment in the securities. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic

March 2022	Page 35

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the price of an underlying on the determination dates, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $21.25 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $15.00 per security. In addition to the selling concession allowed to WFA, WFS will pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement for auto-callable securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for auto-callable securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

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Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due March 27, 2025

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, the index supplement or in the prospectus.

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